AMERICAN SAFETY INSURANCE GROUP, LTD.
44 Church Street
Hamilton HM HX, Bermuda
 _______________________

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held June 22, 2001
_______________________

        The Annual General Meeting of Shareholders (the "Annual Meeting") of American Safety Insurance Group, Ltd. (the "Company") will be held at the Southampton Princess Hotel, Southampton, Bermuda on Friday, June 22, 2001, at 10:00 a.m., for the following purposes:

  Election of Directors. To elect three members to the Company’s Board of Directors to serve three year terms expiring at the 2004 Annual General Meeting of Shareholders (Proposal 1).
  Ratification of Auditors. To ratify the Board of Directors’ reappointment of KPMG as independent public accountants for the year ending December 31, 2001 (Proposal 2).

        The Board of Directors has set May 3, 2001 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

        (THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS LISTED ABOVE AND MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

         YOUR PROXY IS IMPORTANT. WHETHER OR NOT A SHAREHOLDER PLANS TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY MARKING THE PROPOSAL, SIGNING AND MAILING THE PROXY TO THE COMPANY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE ANNUAL MEETING.

                                                          By Order of the Board of Directors

                                                         Fred J. Pinckney
                                                         Secretary

May 22, 2001

AMERICAN SAFETY INSURANCE GROUP, LTD.
_______________________

PROXY STATEMENT
Annual General Meeting of Shareholders
To Be Held June 22, 2001

PROXY SOLICITATION AND VOTING

General

         This Proxy Statement is being furnished in connection with the Board of Directors' solicitation of proxies from the shareholders of American Safety Insurance Group, Ltd. (the "Company") for use at the Annual General Meeting of Shareholders (the "Annual Meeting").

         The Company is a specialty insurance and financial services holding company organized under the laws of Bermuda which, through its subsidiaries, develops, underwrites, manages and markets primary casualty insurance and reinsurance programs in the alternative insurance market for environmental risks and other specialty risks, and provides a broad range of financial services and products to middle market businesses throughout the United States. The Company is also the owner/developer of Harbour Village Golf & Yacht Club, a residential condominium, marina and golf course project in Ponce Inlet, Florida. Unless otherwise indicated by the context, the term "Company" shall refer to American Safety Insurance Group, Ltd. and its subsidiaries.

        The enclosed proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his shares voted by proxy, even if he attends the Annual Meeting. Any proxy may be revoked by the person giving it at any time before its exercise, by notice to the Secretary of the Company, by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before their exercise, will be voted in the manner specified therein. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted "for" the Proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Annual Meeting.

         This Proxy Statement and the enclosed proxy are being mailed to the Company's shareholders on or about May 22, 2001.

Record Date and Outstanding Shares

         The Board of Directors has set May 3, 2001 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 4,798,547 common shares of the Company issued and outstanding.

Quorum and Voting Rights

         A quorum for the transaction of business at the Annual Meeting consists of the holders of at least one-third of the outstanding common shares of the Company entitled to vote at the Annual Meeting present in person or represented by proxy.

         Each holder of common shares of the Company is entitled to one vote per share on each matter to come before the Annual Meeting, other than a holder subject to the 9.5% voting limitation as set forth in the Company's Bye-Laws. Each of the Proposals requires the affirmative vote of a majority of the common shares of the Company present in person or represented by proxy at the Annual Meeting.

Solicitation of Proxies

         In addition to this solicitation by mail, the officers and employees of the Company, without additional compensation, may solicit proxies in favor of the Proposals, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the common shares of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Annual Meeting will be borne by the Company.

ELECTION OF DIRECTORS
(Proposal 1)

General

         The members of the Board of Directors of the Company are elected by the shareholders. The directorships of the Company are divided into three classes, with the members of each class serving three year terms, and the shareholders of the Company elect one class annually. The Board of Directors presently consists of six members following the recent resignation of Timothy A. Walsh, a director since 1985, whose term would otherwise have expired in 2003.

         The Board of Directors has nominated three persons for election at the Meeting as directors of the Company to serve three year terms which will expire in 2004. Two of the three nominees are presently directors of the Company. The terms of the other directors of the Company who are not up for election will continue as set forth below. Each nominee has agreed to his nomination and to serve as a director, if elected. If for any reason any nominee should become unable or unwilling to accept nomination or election, persons voting the proxies will vote for the election of another nominee designated by the Board of Directors. Management of the Company has no reason to believe that any nominee will not serve, if elected.

         Set forth below is information about each nominee for election as a director to a term expiring in 2004, and each incumbent director whose term of office expires in 2002 or 2003.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1 TO ELECT AS DIRECTORS THE NOMINEES NAMED BELOW.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR THREE YEAR TERMS EXPIRING IN 2004.

         William O. Mauldin, Jr., age 60, has served as a director of the Company since 1986. Mr. Mauldin has been president of Midwest Materials Co. in Springfield, Missouri since 1975, which is engaged in insulation and cold storage contracting. Mr. Mauldin has 34 years experience in the construction business.

         Frederick C. Treadway, age 49, has served as the Chairman of the Board of Directors of the Company since 1986. Mr. Treadway has been president of Specialty Systems, Inc. in Indianapolis, Indiana since 1977, which is engaged in general construction and asbestos abatement. Mr. Treadway has 27 years experience in the construction business. Since 1996, Mr. Treadway, as owner and president of Treadway Racing LLC, has been a team owner in the Indy Racing League. Commencing in January 2001, Mr. Treadway became the president of the Company’s subsidiary, Rivermar Contracting Company, in connection with the construction of Harbour Village Golf & Yacht Club in Ponce Inlet, Florida.

         Jerome D. Weaver, age 46, has served as a director of the Company's subsidiary, American Safety Reinsurance, Ltd., since 1996. Mr. Weaver has been chief executive officer of Specialty Systems, Inc. in Indianapolis, Indiana since 1996, which is engaged in general construction and asbestos abatement. He has been employed by Specialty Systems, Inc. since 1989 and has 12 years experience in the construction business.

MEMBERS OF THE BOARD OF DIRECTORS WHOSE TERMS EXPIRE IN 2002.

         Lloyd A. Fox, age 55, has been a director of the Company since 1996 and is President and Chief Executive Officer of the Company. Since 1990, Mr. Fox has headed the management of the Company's U.S. subsidiaries. He assisted as general legal counsel in the formation of the Company in 1986. Previously, Mr. Fox was an attorney for 16 years in Atlanta, Georgia, where his practice centered on the insurance, environmental and construction industries, as well as corporate and taxation matters. He received a juris doctor degree from the University of Michigan Law School in 1974 and a bachelor of science degree in pharmacy from Brooklyn College of Pharmacy in 1968.

         David V. Brueggen, age 54, has served as a director of the Company since 1986. Mr. Brueggen is senior vice president of finance of Anson Industries, Inc. in Melrose Park, Illinois, which is engaged in drywall, acoustical and foam insulation contracting. Mr. Brueggen has been employed by Anson Industries, Inc. since 1982. Previously he was an audit manager with Arthur Andersen & Co., an international public accounting firm, for 10 years. Mr. Brueggen is a certified public accountant.

MEMBERS OF THE BOARD OF DIRECTORS WHOSE TERMS EXPIRE IN 2003.

         Cody W. Birdwell, age 48, has served as a director of the Company since 1986. Mr. Birdwell has been president of Houston Sunbelt Communities, L.C. in Houston, Texas since 1993, which is engaged in subdivision and mobile home community development and sales. Mr. Birdwell has 17 years experience in general and environmental contracting.

         Thomas W. Mueller, age 46, has served as a director of the Company since 1986. Mr. Mueller has been vice president of Cardinal Industrial Insulation Co., Inc. in

Louisville, Kentucky since 1975, which is engaged in industrial insulation and asbestos and sound abatement. Mr. Mueller has 26 years experience in the construction business.

Meetings and Committees of the Board of Directors

         The Board of Directors of the Company had eight meetings during 2000. All directors attended at least 75% of all of the meetings of the Board of Directors and the committees thereof on which they served during 2000.

         The Board of Directors has established four standing committees: the audit committee, the compensation committee, the executive committee and the finance committee.

         The audit committee is composed of non-employee directors and reviews the scope of the Company's audit, recommends to the Board of Directors the engagement of independent accountants, and reviews such accountants' reports. The current members of the audit committee are Messrs. Birdwell and Brueggen. The audit committee held three meetings during 2000.

         The compensation committee recommends to the Board of Directors matters regarding executive compensation and stock options. The current members of the compensation committee are Messrs. Brueggen, Mueller and Treadway. The compensation committee held one meeting during 2000 and acted by unanimous written consent on two occasions.

         The executive committee exercises the general power and authority of the Board of Directors between meetings of the Board of Directors. The executive committee also has responsibility for recommending the nomination of directors to the Board, which then acts as a whole on such recommendation. The current members of the executive committee are Messrs. Brueggen, Fox, Mueller and Treadway. The executive committee held two meetings and acted by unanimous written consent on three occasions during 2000.

         The finance committee is responsible for recommending portfolio allocations to the Board of Directors, approving the Company's guidelines which provide standards to ensure portfolio liquidity and safety, approving investment managers and custodians for portfolio assets, and considering other matters regarding the financial affairs of the Company. The current members of the finance committee are Messrs. Birdwell, Brueggen and Mauldin. The finance committee held two meetings during 2000.

Director Compensation

         Pursuant to the Company's Directors Stock Plan (the "Directors Plan"), non- employee directors are awarded an annual "retainer award" in the form of common shares of the Company having a fair market value of $5,000. The retainer award shares are granted to the directors who are serving as directors immediately after each Annual General Meeting and the fair market value of the common shares is determined as of that date. The retainer award shares vest as of the day immediately preceding the next Annual General Meeting following the date of grant.

         Directors are also paid $400 per day for attendance at each meeting of the Board of Directors or each meeting of a committee of the Board of Directors on which they serve. Directors are also reimbursed for their reasonable travel expenses in connection with their Board service.

Executive Compensation

         The following table sets forth information regarding the annual compensation paid to the Chief Executive Officer and the three other executive officers of the Company who received a combined salary and bonus in excess of $100,000 (the "Named Executive Officers") for services rendered in all capacities to the Company during the years indicated:

                                           Summary Compensation Table

                                                                   Long Term
                                        Annual Compensation   Compensation Awards
                                        -------------------   -------------------
                                                                   Securities
                                                   Salary      Underlying Options      All Other
     Name and Principal Position       Year      and Bonus          Granted         Compensation(1)
     ---------------------------       ----      ---------          -------         ------------
Lloyd A. Fox                           2000     $392,820                  0             $5,250
 Chief Executive Officer               1999      392,820                  0              3,928
 and President                         1998      392,485            250,000              3,928

Stephen R. Crim                        2000      184,333             23,000              5,250
 Executive Vice President              1999      146,000             35,000              4,380
                                       1998      126,477             25,000              3,830

Joseph D. Scollo, Jr.                  2000      208,278              7,000              5,250
 Senior Vice President - Operations    1999      181,000             10,000                453

Steven B. Mathis                       2000      138,500              7,000              4,155
 Chief Financial Officer               1999      107,667              7,500              3,230
_____________
  Represents amounts accrued for contributions by the Company with respect to its 401(k) plan.

Stock Option Plan

         The Company adopted the 1998 Incentive Stock Option Plan, as amended (the "Incentive Plan") which is intended to further the interests of the Company and its shareholders by attracting, retaining and motivating officers, employees, consultants and advisors to participate in the long-term development of the Company through ownership of common shares. The Incentive Plan provides for the grant of stock options, which may be either non-qualified stock options or incentive stock options for tax purposes.

         The Incentive Plan is administered by the compensation committee of the Company's Board of Directors. The compensation committee is authorized to determine the terms and conditions of all option grants, subject to the limitations set forth in the Incentive Plan. In accordance with the terms of the Incentive Plan, the option price per share shall not be less than the fair market value of the common shares on the date of grant and the term of any options granted may be no longer than ten years, and there may or may not be a vesting period before any recipient may exercise any such options. The rights of recipients receiving these stock options generally vest equally over three years, beginning with the first anniversary date of grant, and expire ten years from the date of grant.

Stock Option Grants, Exercises and Year-End Values

         The following table sets forth information regarding individual grants of stock options made during 2000 to the Named Executive Officers identified in the Summary Compensation Table above.

                         Number of    Percent of                             Potential Realizable Value at
                        Securities   Total Options                              Assumed Annual Rates of
                        Underlying    Granted to     Exercise                 Stock Price Appreciation for
                          Options    Employees in    Price Per   Expiration         Option Term(2)
                                                                                    --------------
Name                    Granted(1)       2000          Share        Date          5%                 10%
----                    -------          ----          -----        ----          --                 ---
Stephen R. Crim           23,000         24%           $6         6/23/10       $86,787         $219,936
Joseph D. Scollo, Jr.      7,000          7             6         6/23/10        26,414           66,937
Steven B. Mathis           7,000          7             6         6/23/10        26,414           66,937
________
  All options vest equally over three years from the date of grant.
  The dollar amounts calculated represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the stock price on the date of grant appreciates at the specified annual rates of appreciation, compounded annually over the term of the option. These calculations are based on rules promulgated by the Securities and Exchange Commission.

         The following table sets forth information regarding options exercised in 2000 and the number and value of exercised and unexercised stock options held as of December 31, 2000 by the Named Executive Officers identified in the Summary Compensation Table above.

                                                        Number of Securities         Value of Unexercised
                          Number of                    Underlying Unexercised            In-the-Money
                            Shares                       Options at Year-End        Options at Year-End(2)
                         Acquired on     Value           -------------------        ----------------------
Name                       Exercise   Realized(1)   Exercisable    Unexercisable   Exercisable  Unexercisable
----                       --------   --------      -----------    -------------   -----------  -------------

Lloyd A. Fox                  0         $  0         217,757(3)        83,333          $8,430    $    0
Stephen R. Crim               0            0          28,334           54,666               0     2,875
Joseph D. Scollo, Jr.         0            0          10,001           16,999               0       875
Steven B. Mathis              0            0           7,500           14,500               0       875
__________
  The dollar value was calculated determining the difference between the fair market value of the underlying securities on the date of exercise and the exercise price of the options.
  The dollar value was calculated determining the difference between the fair market value of the underlying securities at December 29, 2000 ($6.125 per share) and the exercise price of the options.
  Includes options granted to Intersure Reinsurance Company, over which Mr. Fox exercises sole investment and voting power.
Compensation Committee Interlocks and Insider Participation

         Frederick C. Treadway, a member of the compensation committee of the Company's Board of Directors, in January 2001 became president of the Company's subsidiary, Rivermar Contracting Company, in connection with the construction of Harbour Village Golf & Yacht Club in Ponce Inlet, Florida.

Compensation Committee Report on Executive Compensation

         The compensation committee of the Company's Board of Directors is composed of three directors and recommends to the Board of Directors matters regarding executive compensation. The compensation for each of the Company's executive officers consists of a base salary, an annual discretionary bonus, stock options, health insurance and other benefits. The compensation committee generally reviews salary recommendations with the Company's Chief Executive Officer with regard to other executive officers and employees. The compensation committee reviews salary recommendations based upon an evaluation of the individual's performance of the position held, the Company's operating results, and the individual's contribution to the Company's operating results. The base salary is intended to be competitive with base salaries paid by other insurance companies to executives with similar qualifications, experience and responsibilities. In addition to the base salary, each executive is eligible for an annual discretionary bonus based on the

Company's performance and an award of stock options. The intended purpose of granting stock options to the Company's executives is to align the interests of each executive with the interests of the Company's shareholders. Stock options are granted under the Company's Incentive Plan at the prevailing market price on the date of grant and will only have value if the Company's stock price increases. Grants of stock options generally are based on the position held by the executive and the evaluation of the executive's past and expected future contributions to the Company's operating results.

         Lloyd A. Fox, Chief Executive Officer and President of the Company, entered into a five year employment agreement with the Company in March 1997, which provides for an annual base salary of $375,000, annual discretionary bonus, and other customary executive benefits including stock options and health insurance. Mr. Fox's compensation is determined pursuant to the principles noted above, and specific consideration is given to Mr. Fox's responsibilities and experience in the insurance industry and his contributions to the Company's operating results.

         Frederick C. Treadway, the Chairman of the Board of Directors of the Company, entered into a five year employment agreement in January 2001 to become president of the Company's subsidiary, Rivermar Contracting Company, in connection with construction of Harbour Village Golf & Yacht Club in Ponce Inlet, Florida, which provides for an annual salary of $100,000, the grant of non-incentive stock options for 300,000 shares which are immediately exercisable, and other customary executive benefits.

         The members of the compensation committee are Thomas W. Mueller (chairman), David V. Brueggen and Frederick C. Treadway.

Audit Committee Report

         The audit committee of the Company's Board of Directors is composed of non-employee directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. Each member of the audit committee is independent and complies with other New York Stock Exchange requirements. The primary function of the audit committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

  the financial reports and other financial information provided by the Company to any governmental body or the public;
  the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and

  the Company's auditing, accounting and financial reporting processes generally.

        The audit committee also recommends to the Board of Directors the appointment of the Company's independent accountants, subject to shareholder ratification. Management of the Company is responsible for the internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

         In the performance of its oversight function, the audit committee has performed the duties required by its charter, including meetings and discussions with management and the independent accountants, and has reviewed and discussed the consolidated financial statements with management and the independent accountants. The audit committee has also discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements. The audit committee has also received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard Number 1, Independent Discussions with Audit Committees, and has discussed with the independent accountants such firm's independence with respect to the Company.

         Based on the reports by, and discussions with, management and the independent accountants, the audit committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for year ended December 31, 2000.

         The members of the audit committee are David V. Brueggen (chairman) and Cody W. Birdwell.

Performance Graph

         The following performance graph compares the total shareholder return on the Company's common shares with the Standard & Poor's 500 Index and a peer group index compiled by SNL Securities for less than $250 million insurance asset-size companies, assuming an investment of $100 on February 13, 1998, the date on which the Company's common shares first began trading on the NASDAQ National Market following the Company's initial public offering. The Company's common shares were later listed on the New York Stock Exchange on February 5, 1999. The comparison in the performance graph is based on historical data and is not intended to forecast future performance of the Company's common shares. The source of the performance graph is SNL Securities, Charlottesville, Virginia.

PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the common shares of the Company owned as of May 3, 2001 (i) by each person who beneficially owns more than 5% of the common shares, (ii) by each of the Company's directors, (iii) by each of the Company's Named Executive Officers identified in the Summary Compensation Table above, and (iv) by all directors and executive officers of the Company as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to such common shares.

Name of Beneficial Owner                              Shares(1)       Ownership
------------------------                              ---------       ---------
Frederick C. Treadway(2)..........................    1,188,017         23.3%
Lloyd A. Fox(3)...................................      572,648         11.2
David V. Brueggen(4)..............................      288,181          6.0
William O. Mauldin, Jr.(5)........................      242,341          5.0
Cody W. Birdwell(6)...............................      197,561          4.1
Thomas W. Mueller(7)..............................      183,806          3.8
Stephen R. Crim(8)................................      140,915          2.9
Joseph D. Scollo, Jr.(9)..........................       21,000            *
Steven B. Mathis(10)..............................       15,833            *
                                                         ------        -----
All directors and executive officers as a
group (9 persons).................................    2,850,302         51.9%
                                                      =========         =====
______
*Less than 1%
  Shares beneficially owned include shares that may be acquired pursuant to the exercise of outstanding stock options that are exercisable within 60 days of the record date, May 3, 2001.
  Includes 690,727 shares held of record by Treadway Associates, L.P. and 300,000 shares subject to immediately exercisable stock options issued pursuant to an employment agreement with the Company's subsidiary, Rivermar Contracting Company. Mr. Treadway is Chairman of the Board of Directors of the Company, and his address is 8945 Antioch Way, Las Vegas, Nevada 89117.

  Includes 124,833 shares held of record by Intersure Reinsurance Company, 301,090 shares subject to immediately exercisable stock options, and 41,920 shares owned by his spouse as to which Mr. Fox disclaims beneficial ownership. Mr. Fox is a director and the Chief Executive Officer and President of the Company, and his address is 1845 The Exchange, Suite 200, Atlanta, Georgia 30339.
  Includes 285,178 shares held of record by Vertecs Corporation, 3,002 shares owned by his spouse and children, as to which Mr. Brueggen disclaims beneficial ownership, and 1,000 shares owned jointly with his spouse. Mr. Brueggen is a director of the Company.
  Includes 241,280 shares held of record by A.R.I. Incorporated. Mr. Mauldin is a director of the Company.
  Includes 98,250 shares of record held by The Cody Birdwell Family Limited Partnership. Mr. Birdwell is a director of the Company.
  Represents shares held of record by The Mark C. Mueller Trust for which Mr. Thomas W. Mueller is the sole trustee. Mark C. Mueller is a brother of Thomas W. Mueller. Excludes 182,745 shares held of record by The Thomas W. Mueller Trust for which Mark C. Mueller is the sole trustee and 151,960 shares held of record by Market Street Realty Trust, for which Thomas W. Mueller is one of three trustees and as to which Thomas W. Mueller disclaims beneficial ownership. Thomas W. Mueller is a director of the Company.
  Includes 83,340 shares held of record by Omega Reinsurance Company, 144 shares held of record as custodian for a child, and 56,001 shares subject to immediately exercisable stock options. Mr. Crim is Executive Vice President of the Company.
  Includes 19,000 shares subject to immediately exercisable stock options. Mr. Scollo is Senior Vice President - Operations of the Company.
  Includes 14,833 shares subject to immediately exercisable stock options. Mr. Mathis is Chief Financial Officer of the Company.
Compliance with Section 16(a) of the Securities and Exchange Act of 1934

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own 10% or more of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% or more shareholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during 2000 all directors, officers or 10% shareholders complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Five of the six members of the Company's Board of Directors are also directors of American Safety Risk Retention Group, Inc., a non-subsidiary affiliate. The directors of American Safety Risk Retention Group, Inc. are elected annually by its shareholder/insureds. The Company derived approximately 14.5% ($5.2 million) of its revenue in 2000 from American Safety Risk Retention Group, Inc.

         In 1995, the Company entered into a retrocessional excess of loss reinsurance treaty (for policy limits in excess of reinsurance obtained from other unaffiliated reinsurers) with Intersure Reinsurance Company ("Intersure Re"), which is owned by Lloyd A. Fox, the Chief Executive Officer, President and a director of the Company. The treaty covers certain asbestos liability and environmental remediation liability insurance policies in force, written or renewed by American Safety Risk Retention Group, Inc., a non-subsidiary affiliate, or American Safety Casualty Insurance Company, a subsidiary, for which the Company acts as a reinsurer. In 2000, the Company paid reinsurance premiums of $200,000 to Intersure Re. In October 2000, the Company sold Harbour Consulting, Ltd., a subsidiary which owned a residential property in Cabo San Lucas, Mexico, to Intersure Re for a purchase price of $850,000, whereby the Company made a profit of $24,231.

         In 1996, the Company entered into a retrocessional excess of loss reinsurance treaty (for policy limits in excess of reinsurance obtained from other unaffiliated reinsurers) with Omega Reinsurance Company ("Omega Re"), which is owned by Stephen R. Crim, the Executive Vice President of the Company. The treaty covers certain asbestos liability and environmental remediation liability insurance policies in force, written or renewed by American Safety Risk Retention Group, Inc. a non-subsidiary affiliate, or American Safety Casualty Insurance Company, a subsidiary, for which the Company acts as a reinsurer. In 2000, the Company paid reinsurance premiums of $102,875 to Omega Re.

         American Safety Insurance Services, Inc., the Company's principal U.S. program development, underwriting and administrative services subsidiary, leases approximately 18,700 square feet of office space in Atlanta, Georgia from a landlord, which is owned by Messrs. Birdwell, Fox, Mueller, Treadway and Walsh, all of whom are directors (or a former director in the case of Mr. Walsh) of the Company. The lease, which commenced on March 1, 1996 and expired on February 28, 2001, was extended for five years. The lease provides for a base annual rent plus an annual increase based on the consumer price index, with such increase not less than 4% per annum. American Safety Insurance Services, Inc. paid rent to the landlord of $339,873 in 2000.

         Management believes the terms of the aforementioned transactions are no less favorable to the Company than can be obtained from unaffiliated third parties. Any future transactions between the Company and any director, officer or principal shareholder of the Company, or any affiliate of such person, will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties.

RATIFICATION OF AUDITOR
(Proposal 2)

         The Board of Directors requests that the shareholders of the Company ratify the Board's reappointment of KPMG, Hamilton, Bermuda as the Company's independent public accountants for the year ending December 31, 2001. A representative of KPMG is expected to be present at the Annual Meeting and available to respond to appropriate questions. KPMG has served as the Company's independent auditors since 1993.

Audit Fees

         The Company incurred audit fees to KPMG in connection with the Company's consolidated financial statements and review of its quarterly financial statements totaling $202,500 in fiscal year 2000.

Financial Information Systems Design and Implementation Fees

         The Company did not retain KPMG to perform financial information systems design or implementation services in fiscal year 2000.

All Other Fees

         The Company incurred other fees to KPMG totaling $67,875 for tax related services and separate audits of statutory financial statements required by insurance regulatory authorities in fiscal year 2000. The audit committee considered the provision of such non-audit services by KPMG and determined that the provision of such services were consistent with maintaining the independence of such accountants.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

SHAREHOLDER PROPOSALS

         Any shareholder proposal intended for inclusion in the Company's Proxy Statement for the 2002 Annual General Meeting of Shareholders must be received at the offices of the Company, 44 Church Street, P.O. Box HM 2064, Hamilton HM HX, Bermuda, not later than January 28, 2002.

OTHER MATTERS

         At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the Proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as proxies will vote or refrain from voting in accordance with their best judgment on such matters.

ANNUAL REPORT

         A copy of the Company's 2000 Annual Report is being mailed to each shareholder together with this Proxy Statement.

Appendix A

AMERICAN SAFETY INSURANCE GROUP, LTD.

AUDIT COMMITTEE CHARTER

  PURPOSE
The primary function of the Audit Committee is to assist the Board of Directors (the "Board") of American Safety Insurance Group, Ltd. (the "Company") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.
  Review and appraise the audit efforts of the Company's independent accountants.
  Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV below.

  COMPOSITION

         The Audit Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes hereof, the term "independent" shall mean a person who is not employed by the Company. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

         The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

  MEETINGS

         The Committee shall meet at least twice annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

         As part of its job to foster open communication, the Committee should meet annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and/or management at least twice annually to review the Company's financials consistent with Section IV below.

  RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review
  Review and update this Charter periodically, at least annually, as conditions dictate.
  Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.
  Review with management and/or the independent accountants the interim financial statements prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants
  Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.
  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.
  Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.
Financial Reporting Processes
  In consultation with the independent accountants, review the integrity of the Company's financial reporting processes.
  Consider the independent accountant's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.
  Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.
Process Improvement
  Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.
  Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.
  Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.
Legal Compliance
  Ensure that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.
  Review, with the Company's general counsel, legal compliance matters including corporate securities trading policies.
  Review, with the Company's general counsel, any legal matter that could have a significant impact on the Company's financial statements.
  Perform any other activities consistent with this Charter, the Company's Bye- laws and governing law, as the Committee or the Board deems necessary or appropriate.
  Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.